UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
March 7, 2018
 Date of Report (date of earliest event reported)
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OpGen, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)
(240) 813-1260
(Registrant's telephone number, including area code)
Not Applicable
 (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 7, 2018, the Board of Directors (the "Board") of OpGen, Inc. (the "Company"), upon the recommendation of the Compensation Committee of the Board (the "Committee"), approved the 2017 bonuses for the executive officers of the Company, including Vadim Sapiro, Chief Information Officer of the Company.
During 2017, the Compensation Committee recommended, and the Board approved, a short-term annual cash bonus plan for employees, including the named executive officers (the "2017 Bonus Plan").  The 2017 Bonus Plan had six general corporate goals and a bonus pool funding mechanism.  The general corporate goals related to:  (1) successful completion of development goals for the Acuitas AMR Gene Panel and Acuitas Lighthouse products and services in development; (2) receipt of third party collaboration or partnering arrangement funding from third parties; (3) commercial traction for the Company's Acuitas AMR Gene Panel and Acuitas Lighthouse products and services in development; (4) consummation of capital raising transaction or transactions; (5) pursuit of strategic technology acquisitions and strengthening the management team; and (6) implementation of a restructuring plan to consolidate the Company's operations in its Gaithersburg MD facility.
The bonus pool funding mechanism was designed to fund the pool only if annual revenues for 2017 exceeded a $3.0 million threshold.  The Committee determined that the bonus pool funding was achieved at a level above threshold and that the corporate goals were achieved at 73% of target.  Management recommended, and the Committee approved, based on overall Company results for 2017, payment of bonuses under the 2017 Bonus Plan at 55% of target. After discussion with the Committee and the Board, each of Mr. Jones and Mr. Dec agreed to forego receipt of a bonus under the 2017 Bonus Plan given the loss of shareholder value during 2017 despite the operational progress, to allow the Company to retain the cash to advance its operations.  A bonus of $50,000, representing 55% of target, was earned by Mr. Sapiro under the 2017 Bonus Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
OpGen, Inc.

Date: March 12, 2018	By:	/s/ Timothy C. Dec
Timothy C. Dec Chief Financial Officer